1 AMENDMENT NO. 3
                                       TO
                                    RESTATED
                        KINDERCARE LEARNING CENTERS, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


KinderCare Learning Centers, Inc.
A Delaware corporation
650 NE Holladay, Suite 1400
Portland, OR  97232                                                      Company

     The Plan, as restated effective January 1, 1999, and amended through Amendment No. 2, is further amended as follows:

     1.   Change of Control

          In order to avoid triggering a Change of Control upon a public offering of the Company's stock, 8.8(c) is revised to read as follows:

               (c) A merger or consolidation of the Company into another person which is not a KKR Entity or any dilution of KKR's beneficial ownership interest in the Company which results in the KKR Entities owning less than 50 percent of the outstanding shares of the Common Stock of the Company, except as follows. No Change of Control shall occur unless the event results in the inability of the KKR Entities to elect a majority of the Board of Directors of the Company (or the resulting entity). No Change of Control shall occur upon the dilution of the beneficial ownership interest of the KKR Entities due to a public offering of securities of the Company.

     2.   Effective Date

          The changes made by this Amendment shall be effective April 1, 2004.

                                            KinderCare Learning Centers, Inc.


                                            By: ________________________________

                                            Name of signer:_____________________

                                            Date signed: _________________, 2004